Exhibit 99I

                                                               February 11, 2002

Brazos Mutual Funds
5949 Sherry Lane
Suite 1600
Dallas, Texas  75225


  Re:    BRAZOS MUTUAL FUNDS

Gentlemen:

         We have acted as counsel for Brazos Mutual Funds, a Delaware business trust (the "Fund"), in connection with the registration by the Fund of its shares of beneficial interests, without par value. The Agreement and Declaration of Trust of the Fund authorizes the issuance of an unlimited number of shares of beneficial interest, which are divided into multiple series and classes. The shares of beneficial interest designated into each such series are referred to herein as the "Shares." You have asked for our opinion on certain matters relating to the shares.

         We have reviewed the Fund's Agreement and Declaration of Trust and By-laws, resolutions of the Board of Trustees of the Fund ("the Board"), certificates of public officials and of the Fund's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Fund's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 12 thereto.

         This opinion is based exclusively on the laws of the Delaware Business Trust Act and the federal law of the United States of America.

         We have assumed the following for purposes of this opinion:

         1. The Shares of beneficial interests have been issued in accordance with the Agreement and Declaration of Trust and By-laws of the Fund and resolutions of the Board relating to the creation, authorization and issuance of Shares.

         2. Prior to the issuance of any future Shares, the Board (a) will duly authorize the issuance of such future Shares, (b) will determine with respect to each class of


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such future Shares, the preferences,  limitations and relative rights applicable thereto and (c) if such future Shares are classified into separate series, will duly take the action necessary to create such series and to determine the relative designations, preferences, limitations and rights thereof.

         3. With respect to the future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such Shares that are set forth in (i) the Fund's Agreement and Declaration of Trust and By-laws, each as amended as of the date of such issuance, and (ii) the applicable future series designations.

         4. The Board will not change the preferences, limitations or relative rights of any class or series of Shares after any Shares of such class or series have been issued.

         Based upon the foregoing, we are of the opinion that the Shares will be, when issued in accordance with, and sold for the consideration described in the Registration Statement, validly issued, fully paid and non-assessable by the Fund, and that the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of the Fund).

         We consent to the filing of this opinion with Post-Effective Amendment No. 12 to the Registration Statement to be filed by the Fund with the Securities and Exchange Commission.

         We hereby consent to the use of our name and to the reference to our Firm as "Legal Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 12 to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                            Very truly yours,



                                            /s/ Drinker Biddle & Reath LLP
                                           -------------------------------
                                            DRINKER BIDDLE & REATH LLP